Exhibit 99.1

Boardwalk ML Holdco I L.P. By: Boardwalk ML Holdco I GP LLC, its general partner	09/17/2026
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Boardwalk ML Holdco I GP LLC	09/17/2026
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Boardwalk ML Holdco II L.P. By: Boardwalk ML Holdco II GP LLC, its general partner	09/17/2026
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Boardwalk ML Holdco II GP LLC	09/17/2026
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory